BROWN, CUMMINS & BROWN CO., L.P.A.
                         ATTORNEYS AND COUNSELORS AT LAW
                                3500 CAREW TOWER
J. W. BROWN (1911-1995)          441 VINE STREET          JOANN M. STRASSER
JAMES R. CUMMINS             CINCINNATI, OHIO 45202       AARON A. VANDERLAAN
ROBERT S BROWN               TELEPHONE (513) 381-2121
DONALD S. MENDELSOHN        TELECOPIER (513) 381-2125     OF COUNSEL
LYNNE SKILKEN                                             GILBERT BETTMAN
AMY G. APPLEGATE
KATHRYN KNUE PRZYWARA
MELANIE S. CORWIN


                                                             January 14, 2000


AmeriPrime Funds
1793 Kingswood Drive
Southlake, Texas 76092

         RE:      AMERIPRIME FUNDS,  FILE NOS. 33-96826 AND 811-9096

Gentlemen:


         Legal opinions that we prepared were filed with Post-Effective Amendment No. 9 and Post-Effective Amendment No. 29 (the "Legal Opinions") to the Registration Statement. We hereby give you our consent to incorporate by reference the Legal Opinions into Post-Effective Amendment No. 35 to your Registration Statement (the "Amendment"), and consent to all references to us in the Amendment.


                                          Very truly yours,


                                                /s/

                                           Brown, Cummins & Brown Co., L.P.A.